Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in (i) that Current Report on Form 8-K of Rex Energy Corporation (the “Form 8-K”) filed with the Securities and Exchange Commission on or about January 8, 2010, and (ii) that Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-159802) of Rex Energy Corporation (the “Registration Statement”) and the related prospectus that is a part thereof.

We hereby further consent to (i) the inclusion of our summary report in the Form 8-K, filed as Exhibit 99.2 of the Form 8-K, and incorporated by reference into the Registration Statement and the related prospectus, and (ii) the use in the Form 8-K and the Registration Statement and the related prospectus of information contained in our report setting forth the estimate of reserves and future revenues from the oil and gas reserves of Rex Energy Corporation as of December 31, 2009.

We consent to the reference to our firm in such Registration Statement and the related prospectus under the heading “Experts.”

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas

January 8, 2010